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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT






We consent to the use in this Registration Statement of Calprop Corporation on Form S-8 of our report dated March 8, 1996, appearing in the Annual Report on Form 10-K of Calprop Corporation for the year ended December 31, 1995.


/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
August 21, 1996